UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 23, 2008
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 23, 2008, the Company entered into an agreement with an unrelated third party for an unsecured Line of Credit up to a maximum of $1,000,000. The Line of Credit provides for funds to be drawn from time to time and carries an interest rate of 9% per annum payable quarterly based on the number of days any portion of the advances are outstanding. All funds advanced under the facility will be due and payable by November 1, 2012. As an inducement to provide the facility, the lender was awarded an immediate option to purchase 50,000 shares of common stock of the Company at $1.75 per share. In addition, the lender has an option to purchase a maximum of 250,000 additional shares of common stock of the Company at $1.75 per share based on the proportion the amount borrowed bears to the $1,000,000 Line of Credit. The options expire following repayment in full by the Company of the amount borrowed.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: October 27, 2008